UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (631) 981-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2015, Lakeland Industries, Inc. (the “Company”) and its wholly-owned subsidiary, Lakeland Protective Wear Inc., entered into a First Amendment to Loan and Security Agreement with AloStar Bank of Commerce (the “Amendment”) relating to their senior revolving credit facility. Pursuant to the Amendment, the parties agreed to (i) reduce the rate of interest on the revolving loans by 200 basis points and correspondingly lower the minimum interest rate floor from 6.25% to 4.25% per annum, and (ii) extend the maturity date of the credit facility to June 28, 2017.

The foregoing description the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The agreements entered into in connection with the senior revolving credit facility have been previously filed with, and are described in, the Company’s Current Report on Form 8-K dated June 28, 2013.

Item 8.01.	Other Events.

On April 2, 2015, the Company issued a press release announcing the Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment, dated as of March 31, 2015, to Loan and Security Agreement by and among Lakeland Industries, Inc. and Lakeland Protective Wear Inc., as borrowers, and Alostar Bank of Commerce.

99.1	Press Release, dated April 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan

Christopher J. Ryan

Chief Executive Officer & President

Dated: April 2, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment, dated as of March 31, 2015, to Loan and Security Agreement by and among Lakeland Industries, Inc. and Lakeland Protective Wear Inc., as borrowers, and Alostar Bank of Commerce.

99.1	Press Release, dated April 2, 2015.